SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 11, 2005

FIRST CITIZENS BANCORPORATION, INC.

(Exact name of registrant as specified in its charter)

SOUTH CAROLINA	0-11172	57-0738665
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1225 Lady Street Columbia, South Carolina	29201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (803) 733-3456

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Our wholly-owned subsidiary, First Citizens Bank and Trust Company, Inc. (“FCB”), is a party to a Consulting Agreement dated October 18, 2004, between it, People’s Community Bank of South Carolina, Inc. (“PCB”), and Tommy B. Wessinger. As further described in Item 5.02 below, Mr. Wessinger took office as a director of our company and FCB effective on May 11, 2005. The Consulting Agreement was entered into in connection with FCB’s acquisition of PCB and its parent holding company, People’s Community Capital Corporation, Inc. (“PCCC”), which became effective on May 1, 2005. Prior to completion of the merger, Mr. Wessinger served as Chairman and Chief Executive Officer of PCCC and PCB. The terms of the agreement provide: (i) that Mr. Wessinger will provide consulting services to FCB for a period of two years following the merger, (ii) that he will not “compete” (as defined in the agreement) against FCB in a defined four-county area during a period of five years following the merger, (iii) that he receive a lump sum payment from FCB of $145,000 payable within ten days following the merger, and monthly payments of $20,833 for 24 months (which, in the event of Mr. Wessinger’s death, will be paid to his designated beneficiary or estate), and (iv) that he serve as a director of FCB and our company without additional compensation (including any fees otherwise paid by FCB or us to our directors).

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Tommy G. Wessinger, became a member of our Board of Directors effective on May 11, 2005. Mr. Wessinger was appointed as a director by our Board pursuant to an Agreement and Plan of Reorganization and Merger dated October 18, 2004 (the “Merger Agreement”), that provided for the merger of PCCC and its wholly-owned subsidiary, PCB, into our wholly-owned subsidiary, FCB. The merger became effective on May 1, 2005. His current term of office is until the next meeting of our shareholders at which our directors are elected, at which time his continued service will be subject to our normal nomination and election process. Mr. Wessinger has not been appointed to serve on any committees of the Board, but he may be assigned to committees in the future to fill vacancies that arise or as a result of other factors that call for additional committee appointments.

Prior to completion of the merger, Mr. Wessinger had served as Chairman and Chief Executive Officer of PCCC and PCB. He will serve as a consultant to, and receive payments from, FCB pursuant to the terms of the Consulting Agreement dated October 18, 2004, between him, PCB and FCB as further described in Item 1.01 above.

Item 8.01. Other Events.

Effective on May 1, 2005, PCCC and its wholly-owned subsidiary, PCB, were merged into our wholly-owned subsidiary, FCB. The merger was effected pursuant to the terms and conditions of the Merger Agreement described in Item 5.02 above. In connection with the merger, each of PCCC’s shareholders became entitled to receive $30.00 for each of their shares of PCCC’s common stock. At the time of the merger, PCCC’s unaudited consolidated financial statements reflected total assets of approximately $127,877, total deposits of $106,993, total loans of $81,446, and total shareholders’ equity of $11,162.

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Item 9.01. Financial Statements and Exhibits.

Exhibits. The following exhibit is being furnished with this Report:

Exhibit No.	Exhibit Description
99.1	Consulting Agreement between Tommy B. Wessinger, People’s Community Bank of South Carolina and First Citizens Bank and Trust Company, Inc.

Disclosures About Forward Looking Statements

The discussions included in this Report and its exhibits may contain forward-looking statements within the meaning of the Private Securities Litigation Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be forward looking statements. Such statements are often characterized by the use of qualifying words such as “expects,” “anticipates,” “believes,” “estimates,” “plans,” “projects,” or other statements concerning opinions or judgments of the Registrant and its management about future events. The accuracy of such forward looking statements could be affected by such factors as, including but not limited to, the financial success or changing conditions or strategies of the Registrant’s customers or vendors, fluctuations in interest rates, actions of government regulators, the availability of capital and personnel or general economic conditions.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST CITIZENS BANCORPORATION, INC.
(Registrant)

Date: May 16, 2005	By:	/s/ Craig L. Nix
Craig L. Nix
Chief Financial Officer

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EXHIBIT INDEX

99.1	Consulting Agreement between Tommy B. Wessinger, People’s Community Bank of South Carolina and First Citizens Bank and Trust Company, Inc.